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                                                                     EXHIBIT 3.1

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                           POWER INTEGRATIONS, INC.


     POWER INTEGRATIONS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1.  The name of the corporation is Power Integrations, Inc.

     2. The original name of the corporation was Power Integrations Delaware Corporation.

     3. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 12, 1997.

     4. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the Delaware General Corporation Law. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's certificate of incorporation as heretofore amended, and there is no discrepancy between those provisions and the provisions of this Restated Certificate.

     5. This Restated Certificate of Incorporation restates and integrates the Certificate of Incorporation of this corporation as herein set forth in full:

     FIRST:   The name of the corporation is Power Integrations, Inc.
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              (hereinafter sometimes referred to as the "Corporation").

     SECOND:  The address of the registered office of the Corporation in the
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              State of Delaware is Incorporating Services, Ltd., 15 East North
              Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

     THIRD:   The purpose of the Corporation is to engage in any lawful act or
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              activity for which a corporation may be organized under the
              General Corporation Law of Delaware.

     FOURTH:
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                                     STOCK
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               The Corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of Preferred Stock the Corporation shall have authority to issue is 3,000,000, $0.001 par value per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is 40,000,000, $0.001 par value per share. The shares of Preferred Stock shall initially be undesignated as to series.

               The Board of Directors is hereby authorized, within the limitations and restrictions stated herein, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but, in respect of decreases, not below the number of shares of such series then outstanding. In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series.

     FIFTH:    The following provisions are inserted for the management of the
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               business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

          C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

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          D.   Special meetings of stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting.

     SIXTH:
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          A.   The number of directors shall initially be set at five (5) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the 1998 annual meeting of the stockholders; the term of office of the second class (Class II) to expire at the 1999 annual meeting of stockholders; the term of office of the third class (Class III) to expire at the annual meeting of stockholders to be held in the year 2000; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

          B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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          C.   Subject to the rights of the holders of any series of Preferred
               Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section A above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

     SEVENTH:  The Board of Directors is expressly empowered to adopt, amend or
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               repeal Bylaws of the Corporation.  Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     EIGHTH:   A director of the Corporation shall not be personally liable to
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               the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware
               General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

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               Any repeal or modification of the foregoing provisions of this
               Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     NINTH:    The Corporation reserves the right to amend or repeal any
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               provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other
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               provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

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     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed on behalf of the Corporation by its President and Chief Executive Officer and attested by Robert G. Staples, its Secretary, this 12th day of January, 1998.


                                             POWER INTEGRATIONS, INC.



                                             By:  /s/ H. F. Earhart
                                                --------------------------------
                                                Howard F. Earhart, President and
                                                Chief Executive Officer


Attest:

By:  /s/ Robert G. Staples
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    Robert G. Staples, Secretary


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